EXHIBIT 10 (a)(1)  - 10.02% Series A Senior Note Due 2001


                       SHOWBIZ PIZZA TIME, INC.
                       ------------------------

                 10.02% Series A Senior Notes due 2001
             Floating Rate Series B Senior Notes due 2000



                         ____________________

                        NOTE PURCHASE AGREEMENT
                         ____________________



                       Dated as of June 15, 1995



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                         Table of Contents
                         ------------------

                                                                  Page


1.    THE NOTES. . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.1. Authorization of Notes. . . . . . . . . . . . . . . . .   1
      1.2. Interest Rates on the Notes; Reset Procedures for
           Series B Notes. . . . . . . . . . . . . . . . . . . . .   1

2.    SALE AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . .   4

3.    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.    CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . .   5
      4.1. Representations and Warranties. . . . . . . . . . . . .   5
      4.2. Performance; No Default.. . . . . . . . . . . . . . . .   5
      4.3. Compliance Certificates . . . . . . . . . . . . . . . .   6
      4.4. Opinions of Counsel . . . . . . . . . . . . . . . . . .   6
      4.5. Purchase Permitted By Applicable Law, etc.. . . . . . .   6
      4.6. Sale of Notes to Other Purchasers . . . . . . . . . . .   6
      4.7. Payment of Special Counsel Fees . . . . . . . . . . . . . 7
      4.8. Private Placement Number. . . . . . . . . . . . . . . .   7
      4.9. Changes in Corporate Structure. . . . . . . . . . . . .   7
      4.10.     Proceedings and Documents. . . . . . . . . . . . .   7

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . .   7
      5.1. Organization; Power and Authority . . . . . . . . . . .   7
      5.2. Authorization, etc. . . . . . . . . . . . . . . . . . .   8
      5.3. Disclosure. . . . . . . . . . . . . . . . . . . . . . .   8
      5.4. Organization and Ownership of Shares of
           Subsidiaries; Affiliates. . . . . . . . . . . . . . . .   8
      5.5. Financial Statements. . . . . . . . . . . . . . . . . . . 9
      5.6. Compliance with Laws, Other Instruments, etc. . . . . . . 9
      5.7. Governmental Authorizations, etc. . . . . . . . . . . .  10
      5.8. Litigation; Observance of Agreements, Statutes and
           Orders. . . . . . . . . . . . . . . . . . . . . . . . .  10
      5.9. Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  10
      5.10.     Title to Property; Leases. . . . . . . . . . . . .  11
      5.11.     Licenses, Permits, etc.. . . . . . . . . . . . . .  11
      5.12.     Compliance with ERISA. . . . . . . . . . . . . . .  11
      5.13.     Private Offering by the Company. . . . . . . . . .  13
      5.14.     Use of Proceeds; Margin Regulations. . . . . . . .  13
      5.15.     Existing Indebtedness; Future Liens. . . . . . . .  13
      5.16.     Foreign Assets Control Regulations, etc. . . . . .  14
      5.17.     Status under Certain Statutes. . . . . . . . . . .  14
      5.18.     Environmental Matters. . . . . . . . . . . . . . .  14




6.    REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . .  15
      6.1. Purchase of Notes . . . . . . . . . . . . . . . . . . .  15
      6.2. Source of Funds.. . . . . . . . . . . . . . . . . . . .  15

7.    INFORMATION AS TO COMPANY. . . . . . . . . . . . . . . . . .  16
      7.1. Financial and Business Information. . . . . . . . . . .  16
      7.2. Officer's Certificate.. . . . . . . . . . . . . . . . .  20
      7.3. Inspection. . . . . . . . . . . . . . . . . . . . . . .  20

8.    PREPAYMENT OF THE NOTES. . . . . . . . . . . . . . . . . . .  21
      8.1. Required Prepayments. . . . . . . . . . . . . . . . . .  21
      8.2. Prepayment in Connection with a Change of Control . . .  21
      8.3. Allocation of Partial Prepayments . . . . . . . . . . .  22
      8.4. Maturity; Surrender, etc. . . . . . . . . . . . . . . .  23
      8.5. Purchase or Optional Redemption of Notes. . . . . . . .  24
      8.6. Make-Whole Amount . . . . . . . . . . . . . . . . . . .  24

9.    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . .  26
      9.1. Compliance with Law . . . . . . . . . . . . . . . . . .  26
      9.2. Insurance . . . . . . . . . . . . . . . . . . . . . . .  26
      9.3. Maintenance of Properties . . . . . . . . . . . . . . .  26
      9.4. Payment of Taxes and Claims . . . . . . . . . . . . . .  27
      9.5. Corporate Existence, etc. . . . . . . . . . . . . . . .  27
      9.6. Lines of Business . . . . . . . . . . . . . . . . . . .  27

10.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .  27
      10.1.     Liens. . . . . . . . . . . . . . . . . . . . . . .  28
      10.2.     Maintenance of Financial Conditions. . . . . . . .  29
      10.3.     Asset Sales. . . . . . . . . . . . . . . . . . . .  30
      10.4.     Merger, Consolidation, etc.. . . . . . . . . . . .  31
      10.5.     Subsidiary Indebtedness. . . . . . . . . . . . . .  32
      10.6.     Transactions with Affiliates . . . . . . . . . . .  33
      10.7.     Additional Covenants and Events of Default . . . .  33

11.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .  33

12.   REMEDIES ON DEFAULT, ETC.. . . . . . . . . . . . . . . . . .  36
      12.1.     Acceleration . . . . . . . . . . . . . . . . . . .  36
      12.2.     Other Remedies . . . . . . . . . . . . . . . . . .  37
      12.3.     Rescission . . . . . . . . . . . . . . . . . . . .  37
      12.4.     No Waivers or Election of Remedies, Expenses,
           etc.. . . . . . . . . . . . . . . . . . . . . . . . . .  37

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. . . . . . . .  38
      13.1.     Registration of Notes. . . . . . . . . . . . . . .  38
      13.2.     Transfer and Exchange of Notes . . . . . . . . . .  38
      13.3.     Replacement of Notes . . . . . . . . . . . . . . .  39

14.   PAYMENTS ON NOTES. . . . . . . . . . . . . . . . . . . . . .  39
      14.1.     Place of Payment . . . . . . . . . . . . . . . . .  39
      14.2.     Home Office Payment. . . . . . . . . . . . . . . .  39




15.   EXPENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . .  40
      15.1.     Transaction Expenses . . . . . . . . . . . . . . .  40
      15.2.     LIBOR Funding Losses . . . . . . . . . . . . . . .  41
      15.3.     Survival . . . . . . . . . . . . . . . . . . . . .  41

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
      AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  41

17.   AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . .  42
      17.1.     Requirements . . . . . . . . . . . . . . . . . . .  42
      17.2.     Solicitation of Holders of Notes . . . . . . . . .  42
      17.3.     Binding Effect, etc. . . . . . . . . . . . . . . .  42
      17.4.     Notes held by Company, etc.. . . . . . . . . . . .  43

18.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . .  43

19.   REPRODUCTION OF DOCUMENTS. . . . . . . . . . . . . . . . . .  44

20.   CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . .  44

21.   SUBSTITUTION OF PURCHASER. . . . . . . . . . . . . . . . . .  45

22.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .  46
      22.1.     Successors and Assigns . . . . . . . . . . . . . . .
      22.2.     Construction . . . . . . . . . . . . . . . . . . .  46
      22.3.     Jurisdiction and Process; Waiver of Jury
                Trial. . . . . . . . . . . . . . . . . . . . . . .  46
      22.4.     Indemnification. . . . . . . . . . . . . . . . . .  47
      22.5.     Accounting Terms . . . . . . . . . . . . . . . . .  48
      22.6.     Payments Due on Non-Business Days. . . . . . . . .  48
      22.7.     Severability . . . . . . . . . . . . . . . . . . .  48
      22.8.     Counterparts . . . . . . . . . . . . . . . . . . .  49
      22.9.     Governing Law. . . . . . . . . . . . . . . . . . .  49


Schedule A      -Names and Addresses of Purchasers
Schedule B      -Defined Terms

Exhibit 1.1(a)  -Form of 10.02% Series A Senior Note due 2001
Exhibit 1.1(b)  -Form of Floating Rate Series B Senior Note due
2000
Exhibit 4.4(a)  -Form of Opinion of Counsel for the Company
Exhibit 4.4(b)  -Form of Opinion of Special Counsel for the
Company
Exhibit 4.4(c)  -Form of Opinion of Special Counsel for the
                 Purchasers





Schedule 5.3    -Disclosure Documents
Schedule 5.4    -Subsidiaries
Schedule 5.5    -Financial Statements
Schedule 5.8    -Litigation
Schedule 5.11   -Licenses, Etc.
Schedule 5.15   -Existing Indebtedness






SHOWBIZ PIZZA TIME, INC.
4441 West Airport Freeway
Irving, TX 75015



                 10.02% Series A Senior Notes due 2001
             Floating Rate Series B Senior Notes due 2000


                                                   As of June 15, 1995

TO EACH OF THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

       SHOWBIZ PIZZA TIME, INC., a Kansas corporation (the
"Company"), agrees with you as follows:

1.     THE NOTES.

1.1.   Authorization of Notes.

       The Company has duly authorized the issue and sale of $18,000,000 aggregate principal amount of its 10.02% Series A Senior Notes due 2001 (the "Series A Notes") and $10,000,000 aggregate principal amount of its Floating Rate Series B Senior Notes due 2000 (the "Series B Notes"), substantially in the respective forms set out in Exhibits 1.1(a) and 1.1(b). As used herein, the term "Notes" shall mean all notes (irrespective of series unless otherwise specified) originally delivered pursuant to this Agreement and the Other Agreements referred to below and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The terms "Note", "Series A Note" and "Series B Note" shall mean one of the Notes, Series A Notes and Series B Notes, respectively.

1.2.   Interest Rates on the Notes; Reset Procedures for Series B
Notes.

           (a) Series A Notes. Each Series A Note shall bear interest from the date of issue at the rate of 10.02% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable quarterly on each Interest Payment Date in each year until the principal thereof shall become due and payable and shall bear interest on demand on any overdue principal or premium, if any, and on any overdue installment of interest at the default rate specified therein.

           (b) Series B Notes. Each Series B Note shall bear interest, payable quarterly on each Interest Payment Date in each year, at a rate per annum (computed on the basis of actual days elapsed and a year of 360 days) equal to 3.5% plus the LIBOR Rate for the Interest Period commencing on the date of the Closing (which shall be a period of six months), and from time to time thereafter at a rate per annum (so computed) equal to 3.5% plus the LIBOR Rate as in effect from time to time for the applicable Interest Period until the principal thereof shall become due and payable and shall bear interest on demand on any overdue principal or premium, if any, and on any overdue installment of interest at the default rate specified therein. If you are purchasing Series B Notes under this Agreement, at least one Business Day before the date of the Closing, the Company will give notice to you, specifying the initial LIBOR Rate, which shall be determined with respect to the date of the Closing as if that date were a Reset Date, and the resulting applicable interest rate on the Series B Notes for the Interest Period commencing on the date of the Closing.

       The Company will give written notice to each Holder of a Series B Note at least three Business Days prior to each Reset Date (a "Reset Notice") specifying the duration of the Interest Period commencing on that Reset Date. If for any reason the Company fails to give a Reset Notice with respect to any Reset Date, the Interest Period commencing on such Reset Date shall be deemed a six-month period (or a three-month period in the case of the final Interest Period if the Reset Date is three months prior to the final maturity of the Series B Notes). On each Reset Date the Company shall determine the LIBOR Rate for the Interest Period then commencing and will give notice to the Calculation Holder (by telephone or facsimile to such person as the Calculation Holder may from time to time specify for such purpose) specifying the LIBOR Rate as so determined. If for any reason the Calculation Holder, by notice to the Company (which notice shall be given within one Business Day after the Reset Date), objects to such determination, the LIBOR Rate as determined by the Calculation Holder shall be final and binding upon the Company absent manifest error.
Forthwith and in any event within two Business Days after each Reset Date the Company will give written notice to the Holders of the Series B Notes specifying the LIBOR Rate and the resulting applicable interest rate on the Series B Notes for the Interest Period commencing on that Reset Date and stating whether the Calculation Holder determined (or confirmed the Company's determination of) the LIBOR Rate for that Interest Period. If for any reason neither the Company nor the Calculation Holder determines the LIBOR Rate for any Interest Period, the determination of the LIBOR Rate by any other Institutional Investor Holder of a Series B Note (acting in place of the Calculation Holder if necessary) and specified in a written notice to the Company shall be final and binding upon the Company and the Holders of the Series B Notes absent manifest error, provided that in case more than one such Institutional Investor Holder gives such a written notice and the LIBOR Rate in such notices is not the same rate, the LIBOR Rate shall be the rate agreed upon by such other Institutional Investor Holders as specified in a subsequent notice to the Company, which rate shall be final and binding as aforesaid.

           (c) Certain Defined Terms and Procedures. For purposes of determining the applicable interest rate on the Series B Notes, the following terms have the following meanings (and certain matters will be determined in accordance with procedures as specified below):

           "Calculation Holder" means the Institutional Investor holding the highest unpaid principal amount of Series B Notes at the time outstanding and willing to serve in such capacity.

           "Designated Maturity" means for any Reset Date a period of three or six months, as the case may be, corresponding to the Interest Period commencing on such Reset Date.

           "Interest Period" means a period commencing on and including the date of the Closing or a Reset Date, as the case may be, and ending on the Interest Payment Date that is three or six months thereafter, as set forth in respect of the Interest Period commencing on the date of the Closing in
       Section 1.2(b) and as set forth in respect of each Reset Date in the Reset Notice for such period. Notwithstanding the foregoing if the Interest Payment Date in the appropriate month is not a Business Day such Interest Period shall be extended to the next day that is a Business Day and if there is no numerically corresponding date in the appropriate month, such Interest Period shall end on the last Business Day of such month.

           "LIBOR Rate" means for the Interest Period commencing on the date of the Closing, the rate specified in notice from the Company given pursuant to Section 1.2(b); and means for any Reset Date the rate for deposits in U.S. Dollars for a period of the Designated Maturity which appears on the display designated as "Page 3750" on Telerate Access Service (or such other display as may replace Page 3750 on Telerate Access Service) as of 11:00 a.m., London time, on the date that is two London Banking Days preceding that Reset Date; and if such rate does not appear on Telerate Page 3750 (or such other display), the rate for that Reset Date will be determined on the basis of rates on which deposits in U.S. dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount. The Company will cause the Calculation Holder to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Reset Date will be the arithmetic means of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Holder, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. dollars to leading European banks for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount.

           "London Banking Day" means any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

           "Reference Banks" means four major banks in the London interbank market.

           "Representative Amount" means an amount that is comparable to the unpaid principal amount of the Series B
       Notes at the relevant time.

           "Reset Date" means any Interest Payment Date corresponding to the first day of an Interest Period.

           "Reset Notice" is defined in Section 1.2(b).


2.     SALE AND PURCHASE OF NOTES.

       Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount or amounts specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement (except for the principal amounts and series of Notes to be purchased) with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the series and in the principal amount or amounts specified opposite its name in Schedule
A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.     CLOSING.

       The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022 at 10:00 a.m., New York time, at a closing (the "Closing") on June 15, 1995 or on such other Business Day thereafter on or prior to June 30, 1995 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single
Note of each series so to be purchased (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 501-33529 at Bank of Boston, Boston, Massachusetts, ABA# 011000390 (Attention:
Garrett Quinn at 617-434-4619).

       If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.     CONDITIONS TO CLOSING.

       Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.   Representations and Warranties.

       The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.   Performance; No Default.

       The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof AS CONTEMPLATED BY sCHEDULE 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1, 10.3 or 10.4 had such Sections applied since such date.

4.3.   Compliance Certificates.

           (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1,
4.2 and 4.9 have been fulfilled.

           (b) Secretary's Certificate. The Company shall have delivered to you a certificate of the Secretary or an Assistant
Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and the Other Agreements.

4.4.   Opinions of Counsel.

       You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing and addressed to you (a) from Marshall Fisco, Esq., Counsel of the Company, and Winstead Sechrest & Minick P.C., special counsel for the Company, substantially in the respective forms set forth in Exhibits 4.4(a) and 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to you) and (b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

4.5.   Purchase Permitted By Applicable Law, etc.

       On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405 (a) (8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.   Sale of Notes to Other Purchasers.

       The Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.   Payment of Special Counsel Fees.

           Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closine the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.   Private Placement Number.

       A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation
Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes of each series.

4.9.   Changes in Corporate Structure.

       The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.  Proceedings and Documents.

       All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       The Company represents and warrants to you that:

5.1.   Organization; Power and Authority.

       The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.   Authorization, etc.

       This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.   Disclosure.

       The Company, through its agent, CS First Boston, has delivered to you a copy of a Private Placement Memorandum, dated March 1995 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principle properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (together with the Memorandum, the "Disclosure Documents"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1994, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents or in the financial statements listed in
Schedule 5.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.



5.4.   Organization and Ownership of Shares of Subsidiaries;
Affiliates.

           (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates, other than Subsidiaries, and (iii) directors and senior officers.

           (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

           (c) Each Subsidiary identified in Schedule 5.4 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

           (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.   Financial Statements.

       The Company has delivered to you copies of the financial statements of the Company and its Subsidiaries listed in Schedule
5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.   Compliance with Laws, Other Instruments, etc.

       The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.


5.7.   Governmental Authorizations, etc.

       No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.   Litigation; Observance of Agreements, Statutes and Orders.

           (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


5.9.   Taxes.

       The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) currently payable without penalty or interest, (b) the amount of which is not individually or in the aggregate Material or (c) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that individually or in the aggregate might be Material. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1993.


5.10.  Title to Property; Leases.

       The Company and its Subsidiaries have good and marketable title to their respective real properties and good and sufficient title to their respective other properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.  Licenses, Permits, etc.

       Except as disclosed in Schedule 5.11,

                (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.  Compliance with ERISA.

                (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

                (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                (e) With respect to each employees benefit plan, if any, disclosed by you in writing to the Company in accordance with Section 6.2(c), neither the Company nor any "affiliate" of the Company (as defined in Section V(C) of the QPAM Exemption) has at this time, not has exercised at any time during the immediately preceding year, the authority to appoint or terminate the "QPAM" (as defined in Part V of the QPAM Exemption) disclosed by you to the Company pursuant to
       Section 6.2(c) as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such QPAM on behalf of any such plan, and the Company is not an "affiliate" (as so defined) of such QPAM. The Company is not a party in interest with respect to any employee benefit plan disclosed by you in accordance with
       Section 6.2 (b) or 6.2 (e). The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing hereunder will not involve any prohibited transaction (as such term is defined in section 406 (a) of ERISA and section 4975 (c) (1) (A) - (D) of the Code), that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502 (i) of ERISA. The representation by the Company in the preceding sentence of this Section 5.12 (e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  Private Offering by the Company.

       Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 85 other Instutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.  Use of Proceeds; Margin Regulations.

       The Company will apply the proceeds of the sale of the Notes to repay Indebtedness of the Company owing to banks. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15.  Existing Indebtedness; Future Liens.

           (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 31, 1995, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

           (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.1.

5.16.  Foreign Assets Control Regulations, etc.

       Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  Status under Certain Statutes.

       Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.  Environmental Matters.

       Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing prior to your execution and delivery of this Agreement,

           (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

           (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

           (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.     REPRESENTATIONS OF THE PURCHASER.

6.1.   Purchase of Notes.

       You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.   Source of Funds.

       You represent that at least one of the following sstatements is an accurate representation as to each source of funds (a
"Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

           (a) the Source is an "insurance company general account", as such term is defined in the proposed Prohibited Transaction Class Exemption published on August 22, 1994 at 59 Federal Register 43, 134 et seg., and there is no "plan" with respect to which the aggregate amount of such general account's reserves for the contracts held by or on behalf of such "plan" and all other "plans" maintained by the same employer (and affiliates thereof as defined in Section V (a)
       (1) of such proposed Exemption) or by the same employee organization (in each case determined under Section 807 (d) of the Code) exceeds or will exceed 10% of the total of all liabilities of such general account (within the meaning of such proposed Exemption) as of the date of the Closing; or

           (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

           (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section v (c) (1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I (c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V (e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and
       (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

           (d)  the Source is a governmental plan; or

           (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

           (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.


7.     INFORMATION AS TO COMPANY.

7.1.   Financial and Business Information.

       The Company shall deliver to each Holder of Notes that is an Institutional Investor:

           (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

           (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

                (ii) consolidated statements of income, changes in shareholders, equity and cash flows of the Company and its Subsidiaries for such year,

       setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                (A) by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                (B) a certificate of such accountants stating that they have reviewed Sections 10.2, 10.3, and 10.5 of this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default under said Sections, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

           (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary generally to its shareholders or to its creditors (other than the Company or another Subsidiary), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of each press release and other statement made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

           (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, or that any person has given notice or taken any action with respect to a clalim default hereunder or that any Person has given any notice or taken any action with respect to a clalim default of the type referred to in Section 11
       (f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

           (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or


                (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

           (f) Accountants Reports -- promptly, and in any event within 30 days of receipt thereof by a Responsible Officer of the Company, copies of any report as to material inadequacies in accounting controls submitted by independent accountants in connection with any audit of the Company or any Subsidiary;

           (g) Material Litigation -- promptly, and in any event within 30 days after a Responsible Officer of the Company becomes aware of any litigation, arbitration or administrative proceedings, affecting the Company or any of its Subsidiaries and which, if adversely determined, could be reasonably expected to have a Material Adverse Effect, a written statement of a Responsible Officer describing the nature and status of such matters and what action the Company or a Subsidiary has taken, is taking or proposes to take with respect thereto;

           (h) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

           (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.   Officer's Certificate.

       Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

           (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2 and 10.3 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

           (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.   Inspection.

       The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

           (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

           (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.     PREPAYMENT OF THE NOTES.

       In addition to the payment of the entire unpaid principal amount of the Notes at the final maturity thereof, the Company will make required prepayments in respect of the Notes, and under certain circumstances may be required to offer to prepay all Notes, as hereinafter provided.

8.1.   Required Prepayments.

           (a) Series A Notes. On June 15, 1999 and June 15, 2000 the Company will prepay $6,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of payment, without premium and allocated as provided in Section 8.3, provided that upon any partial prepayment of the Series A Notes pursuant to Section 8.2 or purchase of Series A Notes permitted by
Section 8.5, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1 (a) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

       (b) Series B Notes. On September 15, 1997 and on each Interest Payment Date thereafter to and including March 15, 2000 the Company will prepay $834,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without premium and allocated as provided in Section 8.3, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 or purchase of Series B Notes permitted by Section 8.5, the principal amount of each required prepayment of the Series B Notes becoming due under this Section
8.1 (b) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

8.2.   Prepayment in Connection with a Change of Control.

       Promptly and in any event within five Business Days after the occurrence of a Change of Control, the Company will give written notice thereof to the Holders of all outstanding Notes, which notice shall (a) refer specifically to this Section 8.2, (b) describe the Change of Control in reasonable detail and specify the Change of Control Prepayment Date and the Response Date (as respectively defined below) in respect thereof, and (c) offer to prepay all Notes at the price for each series specified below on the date therein specified (the "Change of Control Prepayment Date"), which shall be not less than 10 nor more than 30 days after the date of such notice, and (d) specify the estimated Make-Whole Amount that would be due in connection with such prepayment of the Series A Notes (calculated as if the date of such notice were the Change of Control Prepayment Date), including details of such calculation. In the event that the Company shall fail to give any notice required above within five Business Days after being requested to do so by the holder of any Note, such holder may give such notice (with a copy thereof to the Company), which notice shall have the same effect as if given by the Company. Each holder of a Note will notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company at least five days prior to the Change of Control Prepayment Date (the "Response Date"), except that the failure by any such holder to respond in writing to such offer on or before the Response Date shall be deemed to be an acceptance of such offer by such holder in respect of such Change of Control.
The Company shall prepay on the Change of Control Prepayment Date all of the Notes held by the holders as to which such offer has been so accepted, at the principal amount of each such Note, together with interest accrued thereon to the Change of Control Prepayment Date, plus (i) in the case of each Series A Note an amount equal to the Make-Whole Amount, if any, with respect to such Series A Note and (ii) in the case of each Series B Note, a premium equal to 3% of such principal amount and (unless the Change of Control Prepayment Date is the last day of an Interest Period) an amount equal to the LIBOR Funding Loss Amount, if any, with respect to such Series B Note, as described in the final paragraph of this
Section 8.2. If any holder shall reject such offer, such holder shall be deemed to have waived its rights under this Section 8.2 to require prepayment of all Notes held by such holder in respect of such Change of Control but not in respect of any subsequent Change of Control.

       Two Business Days prior to the Change of Control Prepayment Date, the Company shall deliver to each holder of a Series A Note a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount for such Series A Notes as of the Change of Control Prepayment Date. If for any reason an Institutional Investor holder of Series A Note, by notice to the Company, objects to such calculation of the Make-Whole Amount, the Make-Whole Amount calculated by such holder and specified in such notice shall be final and binding upon the Company absent manifest error. If any Institutional Investor holder of a Series A Note shall give a notice specified in the preceding sentence, the Company will forthwith provide a copy of such notice to all other holders of outstanding Series A Notes.

       If the Change of Control Prepayment Date does not occur on the last day of an Interest Period, the Company shall also pay each holder of a Series B Note then being prepaid an amount equal to the LIBOR Funding Loss Amount with respect to such Series B Note, as specified by written notice given by the holder of such Series B Note at least two Business Days prior to the Change of Control Prepayment Date (or, if such notice is subsequently given by such holder, within two Business Days after receipt of such notice by the Company). The obligation of the Company to pay such LIBOR Funding Loss Amount with respect to the prepayment of any Series B Note pursuant to this Section 8.2 shall survive the prepayment of such Series B Note and the termination of this Agreement.

8.3.   Allocation of Partial Prepayments.

       In the case of each partial prepayment of the Notes of either series, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.4.   Maturity; Surrender, etc.

       In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the application Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.   Purchase  of Notes.

       The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer made by the Company or any such Affiliate to the holders of all Notes at the time outstanding to purchase Notes on the same terms and conditions (except for such difference in the offering price that reflect the interest rates and maturities of the Notes of the respective series), pro rata among all Notes tendered, which offer shall remain outstanding for a reasonable period of time (not to be less than 30 days).


       Any Notes so repurchased or redeemed shall immediately upon acquisition thereof be cancelled and no Notes shall be issued in substitution or exchange therefor.

       Promptly and in any event within five Business Days after each such purchase or redemption of Notes, the Company will furnish each holder of the Notes with a certificate of a Senior Financial Officer describing such purchase (including the aggregate principal amount of Notes of each series so purchased and the purchase price therefor) and certifying that such purchase was made in compliance with the requirements of this Section.

8.6.  Make-Whole Amount.

       The term "Make-Whole Amount" means, with respect to any Series A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series A Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

           "Called Principal" means, with respect to any Series A Note, the principal of such Series A Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1 as the context requires.

           "Discounted Value" means, with respect to the Called Principal of any Series A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and a discount factor (applied on the same periodic basis as that on which interest on the Series A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

           "Reinvestment Yield" means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or other such display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the Yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implies yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U. S. Treasury security with a maturity closest to and less than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

           "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
       (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

           "Remaining Scheduled Payments" means, with respect to the Called Principal of any Series A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
       Section 8.2 or 12.1.

           "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.     AFFIRMATIVE COVENANTS.

       The Company covenants that so long as any of the Notes are outstanding:


9.1.   Compliance with Law.

       The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.   Insurance.

       The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers rated "A" or better by A.M. Best Company, Inc., insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles and co-insurance) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.   Maintenance of Properties.

       The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.   Payment of Taxes and Claims.

       The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.   Corporate Existence, etc.

       The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises (as franchises) of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.   Lines of Business.

       The Company and its Subsidiaries will remain engaged solely in the business of owning and operating family restaurant/entertainment centers (as described in the Memorandum), and other businesses directly related thereto.

10.    NEGATIVE COVENANTS.

       The Company covenants that so long as any of the Notes are outstanding:

10.1.  Liens.

       (a) The Company will not, and will not permit any Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness, provided that nothing in this
Section 10.1 shall prohibit

       (i) Liens in respect of property of the Company or a Subsidiary existing on the date of the Closing and described in Schedule 5.15, and Liens relating to any extension, renewal or replacement of Indebtedness secured by any such Lien as described in Schedule 5.15, provided that the principal amount of Indebtedness secured by any such Lien is not increased and such Lien does not extend to or cover any property of the Company or such Subsidiary, as the case may be, other than the property covered by such Lien on the date of Closing;

       (ii) Liens in respect of property acquired by the Company or a Subsidiary after the date of Closing, (A) existing on such property at the time of acquisition thereof (and not incurred in anticipation thereof), whether or not the Indebtedness secured thereby is assumed by the Company or a Subsidiary, or (B) created within 180 days after acquisition or completion of construction of improvements on such property, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of improvements on such property, or (C) in the case of any Person that hereafter becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not incurred in anticipation thereof), provided that in any such case

                (x) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be,

                (y) the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property at the time of such acquisition or, in the case of a Lien in respect of property existing at the time of such Person becoming a Subsidiary or being so consolidated or merged or effecting such sale, lease or other disposition, the fair market value of such property at such time, and

                (z)   no Lien may be created pursuant to subclause
           (B) above prior to December 31, 1996;

       (iii) Liens securing Indebtedness owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary; and

       (iv) Liens securing reimbursement obligations in connection with letters of credit obtained by the Company or a Subsidiary, provided that the aggregate unpaid principal amount of Indebtedness in respect of such letters of credit secured by such Liens permitted by this Section 10.1(a)(iv) does not at any time exceed $5,000,000.

For purposes of this Section 10.1(a) any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been created at that time.

       (b) In case any property is subjected to a Lien in violation of Section 10.1(a), the Company will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with all Indebtedness and other obligations secured by such Lien, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled thereto under applicable law, of an equitable lien on such property securing the Notes. Such violation of Section 10.1(a) shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 10.1(b).

10.2.  Maintenance of Financial Conditions.

       (a) The Company will not at any time prior to the last day of the fiscal year ending on or about December 31, 1995 permit Consolidated Net Worth to be less than $115,000,000 and thereafter the Company will not at any time permit Consolidated Net Worth to be less than the sum of (i) $115,000,000 plus (ii) 75% of Consolidated Net Income for each fiscal year ending after the date of the Closing (but without any deduction for any consolidated net loss in any fiscal year) plus (iii) 100% of the net cash proceeds of all sales of equity securities by the Company after the date of the Closing.

       (b) The Company will not permit the sum of EBITDA plus Consolidated Operating Lease Rentals for the periods of two and three consecutive quarterly accounting periods respectively ending on or about June 30 and September 30, 1995 to be less than 150% of Consolidated Interest Expense plus Consolidated Operating Lease Rentals for such periods, and thereafter the Company will not permit the sum of EBITDA plus Consolidated Operating Lease Rentals for any period of four consecutive quarterly accounting periods to be less than the applicable percentage of the sum of Consolidated Interest Expense plus Consolidated Operating Lease Rentals for such periods specified below:

       Four Quarterly Accounting                           Applicable
       Periods Ending on or About                          Percentage
       --------------------------                          -----------

      December 31, 1995 to September 30, 1996                    150%
      thereafter to September 30, 1997                           175%
      thereafter                                                 200%


      (c) The Company will not permit Consolidated Indebtedness as of the last of any quarterly accounting period (commencing with such accounting period ending on or about June 30, 1995) to exceed 175% of EBITDA for the four consecutive quarterly accounting periods then ended.

10.3.      Asset Sales.

      The Company will not and will not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an "Asset
Sale") other than

      (a)  Asset Sales in the ordinary course of business,

      (b) Asset Sales of property or assets by a Subsidiary to the Company or a Wholly-Owned Subsidiary or a Person then becoming a Wholly-Owned Subsidiary,

      (c) Asset Sales consisting of the Company's investment as of the date of this Agreement in shares or Indebtedness issued by Monterey Acquisition Corp., the owner of Monterey Tex-Mex
      Restaurants, and

      (d)  other Asset Sales, provided that

           (i) immediately before and after giving effect to each such Asset Sale, no Default or Event of Default shall have occurred and be continuing,

           (ii) the aggregate net book value of property or assets disposed of in each such Asset Sale and all other Asset Sales by the Company and its Subsidiaries (A) during the immediately preceding twelve months does not exceed 5% of Consolidated Capitalization and (B) during the period from the date of the Closing to and including the effective date of such proposed Asset Sale does not exceed 10% of Consolidated Capitalization (in each case determined as of the last day of the quarterly accounting period ending on or most recently prior to the effective date of such proposed Asset Sale), and

           (iii) such Asset Sales in the aggregate shall not involve a substantial number of Chuck E. Cheese's restaurants (except in connection with closings in the ordinary course of business) or any intangible assets related to Chuck E. Cheese's restaurants generally, and provided further that for purposes of clause (ii) above there shall be excluded the net book value of property or assets disposed of in an Asset Sale if and to the extent such Asset Sale is made for cash, payable in full upon the completion of such Asset Sale, and an amount equal to the net proceeds realized upon such Asset Sale is applied by the Company or such Subsidiary, as the case may be, within one year after the effective date of such Asset Sale (x) to reinvest in similar categories of property or assets for use in the business of the Company and its Subsidiaries (but not in a transaction Permitted by Section 10.1(a)(ii)) or (y) to repay Indebtedness (which may, include the purchase of Notes pursuant to an offer to purchase Notes pursuant to
       Section 8.5).

       For purposes of this Section 10.3 any shares of Voting Stock of a Subsidiary that are the subject of an Asset Sale shall be valued at the greater of (1) the fair market value of such shares as determined in good faith by the Board of Directors of the Company and (2) the aggregate net book value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of shares of Voting Stock of such Subsidiary disposed of in such Asset Sale and the denominator is the aggregate number of shares of Voting Stock of such Subsidiary outstanding immediately prior to such Asset Sale.

10.4.  Merger, Consolidation, etc.

       The Company will not and will not permit any Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

       (a) a Subsidiary may consolidate with or merge with, or convey or transfer all or substantially all of its assets to

           (i) the Company (provided that the Company shall be the continuing or surviving corporation) or a then existing Wholly-Owned Subsidiary, or

           (ii) any Person in an Asset Sale involving all of the outstanding stock or all or substantially all of the assets of such Subsidiary, in either case subject to the limitations of Section 10.3 and to the further requirement that such Subsidiary does not at the time of such Asset Sale own, directly or indirectly, any shares of capital stock or any Indebtedness of any other Subsidiary not simultaneously being sold as part of such Asset Sale; and

       (b) the Company may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to a solvent corporation organized and existing under the laws of the United States or any state thereof, provided that

           (i) if the Company is not the continuing, surviving or acquiring corporation (the "surviving corporation"), the surviving corporation shall have (A) executed and delivered to each holder of a Note its assumption (pursuant to documentation in form and substance reasonably satisfactory to the Required Holders) of the due and punctual performance and observance of all obligations of the Company under this Agreement, the Other Agreements and the Notes and (B) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

           (ii)  immediately after giving effect to such
           transaction, no Default or Event of Default shall have occurred and be continuing and, if applicable, the Company shall have given any notice required in connection with such transaction under Section 8.2.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability under this Agreement or the Notes.

10.5.  Subsidiary Indebtedness.

       The Company will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except

           (a)  Indebtedness securing Liens permitted by clause (i),
       (ii) or (iii) of Section 10.1(a), and

           (b) Indebtedness of a Wholly-Owned Subsidiary owing to the Company or another Wholly-Owned Subsidiary.

For purposes of this Section 10.5, a Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Subsidiary and a Person that hereafter becomes a Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness.

10.6.  Transactions with Affiliates.

       The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.7.  Additional Covenants and Events of Default.

       If the company or any Subsidiary shall at any time after the Closing and prior to January 1, 1996 enter into any agreement relating to Indebtedness with any party (the "Other Lender") that requires the Company or such Subsidiary to comply with financial covenants that are in addition to or more restrictive that the financial covenants in this Agreement at the time, or that permits the Other Lender to accelerate or require the Company or such Subsidiary to purchase or repay such Indebtedness prior to its stated maturity by reason of a default or event of default that is in addition to or more restrictive than the Defaults or Events of Default specified in t his Agreement at the time (in any such case howsoever described in such agreement), each covenant, event of default or other agreement (as amended or modified from time to time thereafter) shall be deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then and thereafter set forth herein in full. Promptly after entering into any such agreement (or any amendment or modification thereof) the Company will furnish a copy thereof (or a copy of the covenant, event of default or other provision that is incorporated by reference in this Agreement as aforesaid) to each holder of the Notes.

11.    EVENTS OF DEFAULT.

       An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

       (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, or premium on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

       (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

       (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 8.2 or
       Section 10.1 to 10.5, inclusive; or

       (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of
       (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such defalut from any holder of a Note (any such written notice to be identified as a "notice of defalut" and to refer specifically to this paragraph (d); or

       (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

       (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, or one or more Persons are entitled to declare such Indebtedness to be, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (X) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

       (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

       (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

       (i) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against one or more of the Company and its Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

       (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonalby expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001 (a) (18) of ERISA under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11 (j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

12.1.  Acceleration.

       (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

       (b) If any other Event of Default has occurred and is continuing, the Required Holders of the Notes of either series may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such series at the time outstanding to be immediately due and payable.

       (c)  If any Event of Default described in paragraph (a) or
(b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable; and if the Required Holders of the Note of either series declare all the Notes of such series to be due and payable pursuant to paragraph (b) above, any holder or holders of Notes of the other series may at any time at its or their option, by notice to t he Company, declare all the Notes of such other series held by it or them to be immediately due and payable.

       Upon any Notes becoming due and payable under this
Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and
(y) the Make-Whole Amount for each Series A Note and the LIBOR Funding Loss Amount for each Series B Note (in each case to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Make-Whole Amount shall be considered to be liquidated damages in respect of acceleration of a Series A Note, it being acknowledged by the Company that the damages resultling to a holder of a Series A Note from an Event of Default may be difficult to ascertain and that the Make-Whole Amount constitutes a fair and reasonable amount of damages under such circumstances and is not a penalty.


12.2.  Other Remedies.

       If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  Rescission.

       At any time after any Notes of either series have been declared due and payable pursuant to clause (b) or (c) of
Section 12.1, the Required Holders of such series by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the respective default rates specified in the Notes of each series, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  No Waivers or Election of Remedies, Expenses, etc.

       No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under
Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.


13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  Registration of Notes.

       The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  Transfer and Exchange of Notes.

       Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.

       You agree that the Company shall not be required to register the transfer of any Note to any Person (other than your nominee) or to any separate account maintained by you unless the Company receives from the transferee a representation to the Company (and appropriate information as to any separate accounts or other matters) to the same or similar effect with respect to the transferee as is contained in Section 6.2 or other assurances reasonably satisfactory to the Company that such transfer does not involve a prohibited transaction (as such term is used in Section
5.12 (e) ). You shall not be liable for any damages in connection with any such representations or assurances provided to the Company by any transferee.

13.3.  Replacement of Notes.

       Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

           (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

           (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

14.1.  Place of Payment.

       Subject to Section 14.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time, by notice to each Holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  Home Office Payment.

       So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to
Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to
Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.    EXPENSES, ETC.

15.1.  Transaction Expenses.

       Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

       In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees, and disbursements (including estimated unposted disbursements as of the date of the Closing) of your special counsel which are reflected in the statement of such special counsel submitted to t he Company on or prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of such special counsel in connection with the transactions hereby contemplated (including disbursements unposted as of the date of the Closing to the extent such disbursements exceed estimated disbursements paid as aforesaid).

15.2.  LIBOR Funding Losses.

       The Company will pay each holder of a Series B Note, within two Business Days after demand therefor, such amount (the "LIBOR Funding Loss Amount") as in the good faith determination by such holder will compensate such holder for any loss or reasonable expense such Holder may sustain as a consequence of the receipt or recovery for any reason (including without limitation a prepayment pursuant to Section 8.2 or acceleration pursuant to Section 12.1) of all or any part of payment on account of such Series B Note prior to the last day of the applicable Interest Period therefor, including without limitation any loss or expense sustained or incurred in liquidating a Swap or any loss of margin on reemployment of the funds so received or recovered.

15.3.  Survival.

       The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

       All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.    AMENDMENT AND WAIVER.

17.1.  Requirements.

       This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount (if any) on, the Notes of either series, (ii) change the percentage of the principal amount of the Notes of either series the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.  Solicitation of Holders of Notes.

       (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

       (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms (or no less favorable terms taking into account differences in the terms of the Notes of each series), ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  Binding Effect, etc.

       Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  Notes held by Company, etc.

       Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.    NOTICES.

       All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

           (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

           (ii) if to any other holder of any Note, to such holder at such address as such other Holder shall have specified to the Company in writing, or

           (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.    REPRODUCTION OF DOCUMENTS.

       This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.    CONFIDENTIAL INFORMATION.

       For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a Holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.    SUBSTITUTION OF PURCHASER.

       You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.    MISCELLANEOUS.

22.1.  Successors and Assigns.

       All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2.  Construction.

       Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.3.  Jurisdiction and Process.

           (a) The Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           (b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.3(a) brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

           (c) The Company consents to process being served in any suit, action or proceeding of the nature referred to in
       Section 22.3(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company at its address specified in Section 18 or at such other address of which you shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

           (d) Nothing in this Section 22.3 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

           (e)  THE COMPANY WAIVES TRIAL BY JURY IN ANY ACTION
       BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT,  THE OTHER
       AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN
       CONNECTION  HEREWITH OR THEREWITH.

22.4.  Indemnification.

       The Company agrees, to the extent permitted by applicable law, to indemnify, exonerate and hold you and each of your officers, directors, trustees, employees and agents (collectively the "Indemnitees" and individually an "Indemnitee") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable fees and disbursements of a single firm to act as special counsel for all Indemnitees or, if there shall exist a legitimate conflict in the interests of the Indemnitees, the reasonable fees and disbursements of more than one special counsel (collectively the "Indemnified Liabilities") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to, the execution, delivery, performance or enforcement of this Agreement, the Notes or any other instrument contemplated hereby by any of the Indemnitees, or any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Notes, or any action taken or omitted by an Indemnitee in the capacity of Calculation Holder (or acting in place of the Calculation Holder as contemplated by Section 1.1(b)), except as to any Indemnitee for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct; and if and to the extent the foregoing undertaking may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this Section shall survive the payment of the Notes.

22.5.  Accounting Terms.

       All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise expressly provided, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

22.6.  Payments Due on Non-Business Days.

       Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.7.  Severability.

       Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.8.  Counterparts.

       This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.9.  Governing Law.

       This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

       If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

SHOWBIZ PIZZA TIME, INC.



By:    Larry G. Page
Title: Executive Vice President,
       Chief Financial Officer



The foregoing is hereby agreed to
as of the date thereof.

ALLSTATE LIFE INSURANCE COMPANY


By:   Patricia W. Wilson
      Authorized Signatory

By:   Steven M. Laude
      Authorized Signatory


The foregoing is hereby agreed to
as of the date thereof.


CONNECTICUT MUTUAL LIFE INSURANCE COMPANY


By:   Kenneth D. Anderson
      Vice President

The foregoing is hereby agreed to
as of the date thereof.


CM LIFE INSURANCE COMPANY


By:   K. D. Anderson
      Vice President


The foregoing is hereby agreed to
as of the date thereof.

MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED


By:   Bruce E. Gaudette
      Vice President


The foregoing is hereby agreed to
as of the date thereof.

MASSMUTUAL MUTUAL LIFE INSURANCE COMPANY


By:   Bruce E. Gaudette
      Vice President


The foregoing is hereby agreed to
as of the date thereof.

MODERN WOODMEN OF AMERICA

By:   W. B. Foster
      President


                              SCHEDULE A

           This Schedule A shows the names and addresses of the Purchasers under the foregoing Note Purchase Agreement and the Other Agreements referred to therein and the respective principal amounts of Notes of each series to be purchased by each.

                                           Principal Amount and Series
Name and Address of Purchaser              of Notes to be Purchased
-----------------------------              ---------------------------

ALLSTATE LIFE INSURANCE COMPANY                       $10,000,000
                                                       (Series A)
(1)   All payments by Fedwire transfer of
      immediately available funds,
      identifying the name of the Issuer
      (and the Credit, if any), the
      Private Placement Number preceded
      by "DPP" and the payment as
      principal, interest or premium, in
      the format as follows:

      BBK -     Harris Trust and Savings Bank
                ABA #071000288
      BNF -     Allstate Life Insurance Company
                Collection Account #168-117-0
      ORG -     ShowBiz Pizza Time, Inc.
      OBI -     DPP
           Payment Due Date
           P______________(Enter "P" and
           amount of principal being
           remitted, for example,
           P5000000.00)
           I_____________(Enter "I" and
           amount of interest being
           remitted, for example,
           I225000.00)

(2)   Address for all notices in respect
      of payment:

      Allstate Insurance Company
      Investment Operations - Private
      Placements
      3075 Sanders Road, STE G4A
      Northbrook, IL  60062-7127
      Telephone:(708)  402-8709
      Telecopy: (708)  402-7331

(3)   Address for all other communications:

      Allstate Life Insurance Company
      Private Placements Department
      3100 Sanders Road, STE J2A
      Northbrook, IL  60062-7154

(4)   Tax Identification No.:  36-2554642


                                           Principal Amount and Series
Name and Address of Purchaser              of Notes to be Purchased
-----------------------------              ---------------------------

MASSACHUSETTS MUTUAL LIFE                             $6,000,000
 INSURANCE COMPANY                                    (Series B)

(1)   All payments on account of the
      Notes shall be made by crediting in
      the form of bank wire transfer of
      Federal or other immediately
      available funds (identifying each
      payment as ShowBiz Pizza Time, Inc.
      Floating Rate Series B Senior Notes
      due 2000 interest and principal)
      to:

      The Chase Manhattan Bank, N.A.
      4 Chase MetroTech Center
      New York, NY  10081
      ABA No. 021000021

      For credit as follows:

           In the case of Note No. R-B1
           in the principal amount of
           $2000,000:
           For MassMutual IFM Traditional
           Account No.  910-1388131

           In the Case of Note No. R-B2
           in the principal amount of
           $2,000,000:
           For MassMutual IFM Non-
           Traditional
           Account No.  910-2509073

           In the Case of Note No. R-B3
           in principal amount of
           $2,000,000:
           For MassMutual Pension
           Management
           Account No.  910-2594018

      Each with telephone advice of
      payment to the Securities Custody
      and Collection Department of
      Massachusetts Mutual Life Insurance
      Company at (413) 744-3878


(2)   All notices and communications to
      be addressed to:

      Massachusetts Mutual Life
       Insurance Company
      1295 State Street
      Springfield, MA  01111
      Attn:  Securities Investment Division

(3)   Notices with respect to payments
      and corporate actions to be
      addressed as provided in clause (2)
      above:

      Attention:  Securities Custody and Collection
                  Department F 381

(4)   Tax Identification Number:  04-1590850




                                           Principal Amount and Series
Name and Address of Purchaser              of Notes to be Purchased
-----------------------------              ---------------------------

MASSMUTUAL CORPORATE VALUE                            $4,00,000
 PARTNERS LIMITED                                     (Series B)

(1)   All payments on account of the
      Notes shall be made by crediting in
      the form of bank wire transfer of
      Federal or other immediately
      available funds (identifying each
      payment as ShowBiz Pizza Time, Inc.
      Floating Rate Series B Senior Notes
      due 2000 interest and principal)
      to:

      BKAM IL CGO/TRUST
      ABA Number 071000039
      Attention:  Trust Teller
      MASSMUTUAL CORPORATE VALUE PARTNERS
      Account Number 373010006279
      Attention:  Barbara McLaughlin

      With telephone advice of payment to
      the Securities Custody and
      Collection Department of
      Massachusetts Mutual Life Insurance
      Company at (413) 744-3878

(2)   All notices and communications to
      be address to:

      MassMutual Corporate Value Partners
       Limited
      c/o Bank of America trust and Banking
      Banking Corporation (Cayman) Limited
      P.O. Box 1096
      George Town
      Grand Cayman
      Cayman Islands, B.W.I.
      Attention:  Michael Carney

(3)   Notices with respect to payments
      and corporate actions to be
      addressed as provided in clause (2)
      above.

(4)   Tax Identification Number:  36-6235310




                                           Principal Amount and Series
Name and Address of Purchaser              of Notes to be Purchased
-----------------------------              ---------------------------

CONNECTICUT MUTUAL LIFE INSURANCE                     $3,000,000
 COMPANY                                              (Series A)

(1)   All payments on account of the
      Notes shall be made by wire
      transfer of immediately
      available funds to:

      The Bank of New York
      ABA No.:  021000018  BNF:  IOC566
      Attn:     P&I Department
      For:      Connecticut Mutual Life
                Insurance Company

      including issuer, interest rate,
      private placement number, maturity,
      and whether payment is of
      principal, interest and/or premium

(2)   All audit confirmations:

      Connecticut Mutual Life Insurance
       Company
      c/o The Bank of New York
      P.O. Box 19266
      Attn:  P&I Department
      Newark, NJ  07195

      Audit confirmations can be sent via
      FAX to (212) 495-2730

(3)   Address for all other
      communications:

      Connecticut Mutual Life Insurance
       Company
      140 Garden Street
      Hartford, CT  06154
      Attn:  Private Placements, MS 272

(4)   Tax Identification No.:  06-0304620



                                           Principal Amount and Series
Name and Address of Purchaser              of Notes to be Purchased
-----------------------------              ------------------------

C M LIFE INSURANCE COMPANY                            $2,000,000
                                                      (Series A)
(1)   All payments on account of the
      Notes shall be made by wire
      transfer of immediately available
      funds to:

      The Bank of New York
      ABA No.:  021000018  BNF:  IOC566
      Attn:     P&I Department
      Attn:     C M Life Insurance Co.

      including issuer, interest rate,
      private placement number, maturity,
      and whether payment is of
      principal, interest and/or premium

(2)   All audit confirmations:

      C M Life Insurance Company
      c/o The Bank of New York
      P.O. Box 19266
      Attn:  P&I Department
      Newark, NJ  07195

      Audit confirmations can be sent via
      FAX to (212) 495-2730

(3)   Address for all other
      communications:

      C M Life Insurance Company
      140 Garden Street
      Hartford, CT  06154
      Attn:  Private Placements, MS 272

(4)   Tax Identification No.:  06-1041383



                                           Principal Amount and Series
Name and Address of Purchaser              of Notes to be Purchased
-----------------------------              ------------------------

MODERN WOODMEN OF AMERICA                             $3,000,000
                                                      (Series A)
(1)   All payments on account of the
      Notes shall be made by wire
      transfer of immediately available
      funds to:

      Account No. 347-904-5

      Harris trust & Savings Bank
      111 West Monroe Street
      Chicago, IL 60690
      ABA No. 071-000-288
      For the account of Modern Woodmen
      of America

      Each such wire transfer shall set
      forth the name of the Company, the
      full title (including the
      applicable coupon rate and final
      maturity date) of the Notes, a
      reference to PPN NO. 825388 A* 2
      and the due date and application
      (as among principal, remium and
      interest) of the payment being made.

(2)   Address for all notices in respect
      of payment:

      Modern Woodmen of America
      1701 1st Avenue
      Rock Island, IL  61201
      Attn:  Investment Department

(3)   Address for all other
      communications (such as annual
      reports, statements, waivers and
      amendments):

      Modern Woodmen of America
      1701 1st Avenue
      Rock Island, IL  61201
      Attn:  Investment Department

(4)   Tax Identification No.:  36-1493430





                                                    SCHEDULE B

                        DEFINED TERMS
                        -------------


      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

      "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Dallas, Texas are required or authorized to be closed

      "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Capitalized Lease Obligations" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

      "Change of Control" means (a) the acquisition through purchase or otherwise (including the agreement to act in concert without more), by any Person or "group" (within the meaning of Section
13(d) or 14(d) of the Exchange Act) directly or indirectly, in one or more transactions, of the beneficial ownership or control of securities representing more than 25% of the combined voting power of the Company's Voting Stock or (b) the acquisition by any Person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), of the power (whether or not exercised) to elect a majority of the Board of Directors of the Company. For purposes of this definition "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Securities and Exchange Commission adopted pursuant to the Exchange Act.

      "Closing" is defined in Section 3.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Company" means ShowBiz Pizza Time, Inc., a Kansas corporation.

      "Confidential Information" is defined in Section 20.

      "Consolidated Capitalization" means, at any date, the sum of
(a) Consolidated Indebtedness plus (b) Consolidated Net Worth plus
(c) deferred tax liabilities (if any), all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

      "Consolidated Indebtedness" means, at any date, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense).

      "Consolidated Net Income" for any period means the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

           (a)  the proceeds of any life insurance policy,

           (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary,

           (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary),

           (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary acquired prior to its becoming a Subsidiary,

           (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

           (f) any deferred credit (or amortization of a deferred charge or credit) arising from the acquisition of any Person, and

           (g) any extraordinary gains not covered by clause (b) above.

      "Consolidated Net Worth" means, at any date, on a consolidated basis for the Company and its Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value plus (ii) capital in excess of par or stated value relating to capital stock plus (iii) retained earnings (or minus any retained earning deficit) minus (b) the sum of treasury stock, capital stock subscribed for and unissued, deferred compensation and other contra-equity accounts, all determined in accordance with GAAP.

      "Consolidated Operating Lease Rentals" for any period means the sum of the rental and other obligations required to be paid by the Company and its Subsidiaries as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, all determined on a consolidated basis in accordance with GAAP.

      "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "EBITDA" for any period means Consolidated Net Income plus all amounts deducted in the computation thereof on account of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses (including amortization of deferred compensation) and other non-cash charges, (c) income and profits taxes and (d) extraordinary losses (if any) of the type described in clauses (b) through (g) of the definition of "Consolidated Net Income" that are deducted in determining Consolidated Net Income for such period.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

      "Event of Default" is defined in Section 11.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Fixed Charge Coverage Ratio" means the ratio of (i) EBITDA plus Consolidated Operating Lease Rentals to (ii) Consolidated Interest Expense plus Consolidated Operating Lease Rentals.
      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "Governmental Authority"  means

           (a)  the government of

                (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

           (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such
Person:

           (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

           (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

           (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

           (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

      "Holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

      "Indebtedness" with respect to any Person means, at any time, without duplication,

           (a)  its liabilities for borrowed money,

           (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

           (c)  its Capitalized Lease Obligations,

           (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person
      (whether or not it has assumed or otherwise become liable for such liabilities),

           (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money),

           (f)  Swaps of such Person, and

           (g) any Guaranty of Such Person with respect to liabilities of a type described in any of clauses (a) through
      (f) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness shall not include any obligations under operating lease agreements.

      "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 1% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "Interest Payment Date" means each March 31, June 30,
September 30 and December 31.

      "Interest Period" is defined in Section 1.1(c).

      "LIBOR Funding Loss Amount" is defined in Section 15.2.

      "LIBOR Rate" is defined in Section 1.1(c).

      "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "Make-Whole Amount" is defined in Section 8.6.

      "Material" means material in relation to the business, operations, affairs, financial condition, profits, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, affairs, financial condition, profits, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

      "Memorandum" is defined in Section 5.3.

      "Multi-employer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "Notes" is defined in Section 1.1.

      "Officer's Certificate" means a certificate of a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "Other Agreements" is defined in Section 2.

      "Other Purchasers" is defined in Section 2.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "PTE" is defined in Section 6.2.

      "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of
Labor.

      "Required Holders" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes (irrespective of series unless otherwise specified or unless the context otherwise clearly requires) at the time outstanding.

      "Reset Date" is defined in Section 1.2(c).

      "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

      "Series A Notes" is defined in Section 1.1.

      "Series B Notes" is defined in Section 1.1.

      "Subsidiary" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "Voting Stock" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

      "Wholly-Owned Subsidiary" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                                        EXHIBIT 1.1(a)

                        [FORM OF SERIES A NOTE]


                          SHOWBIZ PIZZA TIME, INC.

                    10.02% SERIES A SENIOR NOTE DUE 2001

No. [           ]                                   New York, New York
$[____________]                                                 [Date]
PPN 825388  A* 2

      FOR VALUE RECEIVED, the undersigned, SHOWBIZ PIZZA TIME, INC. (the "Company"), a Kansas corporation, hereby promises to pay to [___________________], or registered assigns, the principal sum of [______________________________] DOLLARS on June 15, 2001, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) from the date hereof on the unpaid balance thereof at the rate of 10.02% per annum, payable quarterly on each Interest Payment Date (as below defined), until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any premiuim or Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 12.02% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its "prime" or "base" rate.

      As used herein the term "Interest Payment Date" means each March 15, June 15, September 15 and December 15.

      Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

      This Note is one of a series of Senior Notes issued pursuant to separate Note Purchase Agreements dated as of June 15, 1995 (as from time to time amended, the "Note Purchase Agreements") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements.

      This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer, duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. The Company is also required under circumstances described in the Note Purchase Agreement to offer to prepay all Notes on the terms specified in the Note Purchase Agreements, but this Note may not otherwise be prepaid.

      If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price ( including any applicable premium or Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

      This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by the laws of the State of New York, excluding choice-of-law principles of such law.

                                SHOWBIZ PIZZA TIME, INC.


                                By:
                                Title:

                                                    EXHIBIT 1.1(b)
                   [FORM OF SERIES B NOTE]
                   SHOWBIZ PIZZA TIME, INC.
            FLOATING RATE SERIES B SENIOR NOTE DUE 2000



No. [           ]                                   New York, New York
$[         ]                                                    [Date]
PPN 825388  A@  0

      FOR VALUE RECEIVED, the undersigned, SHOWBIZ PIZZA TIME, INC. (the "Company"), a Kansas corporation, hereby promises to pay to [_____________________], or registered assigns, the principal amount of [____________________________________________] DOLLARS on
June 15, 2000, with interest (computed on the basis of actual days elapsed and a year of 360 days) (a) from the date hereof on the unpaid balance thereof, payable quarterly on each Interest Payment Date (as below defined), at a rate per annum for each Interest Period (as defined in the Note Purchase Agreements referred to below) equal to 3.5% plus the LIBOR Rate (as so defined) as determined in respect of such Interest Period pursuant to said Note Purchase Agreements, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal or (to the extent permitted by applicable law) interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to 2% above the interest rate then applicable to this Note, from the date of such default to and including the last day of the Interest Period during which such default occurs and thereafter at a rate per annum equal to 5.5% above said LIBOR Rate (as so determined from time to time on the basis of three-month Interest Periods).

      [The LIBOR Rate for the [six]-month Interest Period commencing on the date of this Note is 6%.]

      As used herein the term "Interest Payment Date" means each March 15, June 15, September 15 and December 15.

      Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of the United States of America at the principal office of Citibank N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

      This Note is one of a series of Senior Notes issued pursuant to separate Note Purchase Agreements dated as of June 15, 1995 (as from time to time amended, the "Note Purchase Agreements") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements.

      Pursuant to the Note Purchase Agreements the Company is required to give written notice to the holder of this Note of the duration of each Interest Period for this Note, and of the applicable interest rate for such Interest Period as determined on the Reset Date (as defined in the Note Purchase Agreement) for such Interest Period. The applicable LIBOR Rate and interest rate and duration of such Interest Period for this Note shall be endorsed by the holder of this Note on the schedule attached hereto or any continuation thereof prior to any transfer of this Note.

      This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

      The Company will make required prepayments of principal on the Notes on the dates and in the amounts specified in the Note
Purchase Agreements. The Company is also required under circumstances described in the Note Purchase Agreements to offer to prepay all Notes on the terms specified in the Note Purchase
Agreements, but this Note may not otherwise be prepaid.

      If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreements.

      This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of such law.

                                SHOWBIZ PIZZA TIME, INC.


                                By:
                                Title:

       Schedule of Interest Rate and Duration of Interest Period
       ----------------------------------------------------------


                                        Interest Rate
              Duration of               (LIBOR Rate     Notation
Reset Date  Interest Period  LIBOR Rate  plus 3.5%)     Made By
----------  ---------------  ----------  ----------     --------



                                                    EXHIBIT 4.4 (a)
                                                    EXHIBIT 4.4 (b)


                   OPINION OF COUNSEL TO THE COMPANY


           The following opinions are to be provided by counsel for the Company, subject to customary assumptions, limitations and qualifications. Opinions should be allocated between inside and outside counsel as is customary. All capitalized terms used herein without definitions shall have the meanings ascribed thereto in the Agreements.

           The Company is a corporation duly organized and validly existing under the laws of the State of Kansas and has all requisite power to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now being conducted and to execute and deliver the Agreements and the Notes and to perform the provisions thereof. The Company has duly qualified and is authorized to do business in each jurisdiction where such qualification and authorization is necessary.

           The Agreements have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

           The Notes being purchased by you today have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

           No consent, approval or authorization of, or declaration, registration or filing with, any Governmental Authority is required to be obtained or made as a condition to the validity of the execution and delivery by the Company of the Agreements or said
Notes.

           It was not necessary in connection with the offering, sale and delivery of said Notes, under the circumstances contemplated by the Agreements, to register said Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

      6. Each Subsidiary is a corporation [or other legal entity] duly organized, validly existing and in good standing under the laws of jurisdiction of its incorporation or organization and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is reguired by law, except where the failure to be so qualified could not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business it transacts.

      7. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

      8. None of the transactions contemplated by the Agreements (including without limitation the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including without limitation Regulations G, T and X of the Board of Governors of the Federal Reserve System (12 CFR, Part 207, Part 220 and Part 224, respectively).

      9. There are no actions, suits or proceedings pending, or to our knowledge threatened, against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits or proceedings which
(a) individually do not in any manner draw into question the validity of the Agreements or the Notes and (b) in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      10. A Texas court would give effect to Section 22.9 of the Agreements and the governing law provisions of the Notes being purchased by you today.

[Reliance or assumption as to Kansas and New York law - to be discussed]

                                * * * *

           This opinion is given solely for your benefit, for the benefit of the institutional investor holders from time to time of the Notes purchased by you today, in connection with the closing held today of the transactions contemplated by the Agreements, and may not be relied upon by any other person for any purpose without our prior written consent.




                                                 EXHIBIT 4.4(c)

                             June 15, 1995


      Re:  ShowBiz Pizza Time, Inc.
           10.02% Series A Senior Notes due 2001
           Floating Rate Series B Senior Notes due 2000


To the several Purchasers listed in
  Schedule A to the within-mentioned
  Note Purchase Agreements

Ladies and Gentlemen:

      We have acted as your special counsel in connection with the issuance by ShowBiz Pizza Time, Inc. (the "Company") of its 10.02% Series A Senior Notes due 2001 in an aggregate principal amount of $18,000,000 (the "Series A Notes") and its Floating Rate Series B Senior Notes due 2000 in an aggregate principal amount of $10,000,000 (the "Series B Notes", and together with the Series A Notes, collectively the "Notes") and the purchases by you pursuant to the several Note Purchase Agreements made by you with the Company under date of June 15, 1995 (the "Note Purchase Agreements") of Notes in the respective aggregate principal amounts and series specified in Schedule A to the Note Purchase Agreements. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreements.

      We have examined such corporate records of the Company and its Subsidiaries, agreements and other instruments, certificates of officers and representatives of the Company and its Subsidiaries, certificates of public officials, and such other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations set forth in the Note Purchase Agreements and upon certifications by officers or other representatives of the Company and its Subsidiaries.

      In addition, we attended the closing held today at our office at which you purchased and made payment for Notes in the respective aggregate principal amounts and series to be purchased by you, all in accordance with the Note Purchase Agreements.

      Based upon the foregoing and having regard for legal considerations that we deem relevant, we render our opinion to you pursuant to Section 4.4(b) of the Note Purchase Agreements as follows:

           The Note Purchase Agreements have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.
           The Notes being purchased by you today have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

           No consent, approval or authorization of, or declaration, registration or filing with, any New York or Federal Governmental Authority is required to be obtained or made as a condition to the validity of the execution and delivery by the Company of the Note Purchase Agreements or said Notes or for the performance by the Company of its obligations thereunder.

           It was not necessary in connection with the offering, sale and delivery of said Notes, under the circumstances contemplated by the Note Purchase Agreements, to register said Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

      5. The opinions of even date herewith of Marshall Frisco, Esq., Counsel to the Company, and Winstead Sechrest & Minick P.C., special counsel to the Company respectively delivered to you pursuant to Section 4.4 (a) of the Note Purchase Agreements, are satisfactory to us in form and scope with respect to the matters respectively specified therein and we believe that you and we are justified in relying thereon.

      The opinions expressed above as to the enforceability of any agreement or instrument in accordance with its terms are subject to the exceptions that (a) such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) the enforceability of indemnity provisions contained in the Note Purchase Agreements may be subject to limitations based upon public policy considerations.

      We express no opinion as to Section 22.2 of the Note Purchase Agreements insofar as said Section relates to (a) the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy relating to the Note Purchase Agreements, the Notes or any other document related thereto, (b) the waiver of inconvenient forum with respect to proceedings in such United States District Court or (c) the waiver of the right to jury trial.

      We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than Federal laws and the laws of the State of New
York.

      This opinion is given solely for your benefit and for the benefit of institutional investor holders from time to time of the Notes purchased by you today, in connection with the closing held today of the transactions contemplated by the Note Purchase Agreements, and may not be relied upon by any other person for any purpose without our prior written consent.



                                           Very truly yours,


SCHEDULE 5.3

                         Disclosure Documents


      Form 10K             Annual Report for Fiscal year ended
                           December 30, 1994

      Form 10Q             Quarterly Report for quarterly period
                           ended March 31, 1995

      Form 8K              Current Report for May 5, 1995

      Proxy Statement      Notice of Annual Meeting of Shareholders
                           to be held June 8, 1995

      Proxy Supplement     Supplemental Information of Annual
                           Meeting of Shareholders to be held on
                           June 8, 1995



                                                 SCHEDULE 5.4

                            Subsidiaries

BHC Acquisition Corporation

      State of Incorporation:   Texas

      Shares/Equity Owned by Company:  100%

      Directors:
           Richard M. Frank
           Michael H. Magusiak
           Richard T. Huston

      Officers:
           Richard M. Frank                CEO, President, COO
           Alice Winters                   Vice President, Secretary
           Michael H. Magusiak             Vice President,
                                           Controller, Treasurer
           Odom Sherman                    Assistant Treasurer
           Richard T. Huston               Vice President
           Gene Cramm                      Vice President


ShowBiz of Laurel, Inc.

      State of Incorporation:   Maryland

      Shares/Equity Owned by Company:  73%

      Directors:
           Vivian K. Oram
           Gene Cramm
           Carol E. Neal

      Officers:
           Vivian K. Oram                  President, Treasurer
           Gene Cramm                      Secretary, Vice President
           Carol Elkins Neal               Assistant Secretary




Chuck E. Cheese of Waldorf, Inc.

      State of Incorporation:   Maryland

      Shares/Equity Owned by Company:  100%

      Directors:
           Richard M. Frank
           Michael H. Magusiak
           Lorie Martinsen

      Officers:
           Lorie Martinsen                 President
           Alice Winters                   Secretary, Treasurer
           Sandra Schiranko                Vice President


Chuck E. Cheese of Gaithersburg, Inc.

      State of Incorporation:   Maryland

      Shares/Equity Owned by Company:  80%

      Directors:
           Lois Perry
           Lorie Martinsen
           Leslie Cherkis

      Officers:
           Lois Perry                      President
           Lorie Martinsen                 Secretary/Treasurer
           Leslie Cherkis                  Vice President


Chuck E. Cheese of Glen Burnie, Inc.

      State of Incorporation:   Maryland

      Shares/Equity Owned by Company:  97%

      Directors:
           Richard M. Frank
           Michael H. Magusiak
           Alice M. Winters

      Officers:
           Alice M. Winters                President
           Lorie Martinsen                 Vice President,
                                           Secretary, Treasurer
           Ruth Ann Raup                   Assistant Secretary



ShowBiz of Madison, Inc.

      State of Incorporation:   Wisconsin

      Shares/Equity Owned by Company:  100%

      Directors:
           Richard M. Frank

      Officers:
           Richard M. Frank                President
           Alice Winters                   Vice President, Secretary
           Michael H. Magusiak             Treasurer


Chuck E. Cheese of Diamond Point, Inc.

      State of Incorporation:   Maryland

      Shares/Equity Owned by Company:  97%

      Directors:
            Richard M. Frank
            Michael H. Magusiak
            Alice Winters

      Officers:
           Alice Winters                   President
           Karessa Rollwage                Secretary, Treasure


Chuck E. Cheese of Westview, Inc.

      State of Incorporation:   Maryland

      Shares/Equity Owned by Company:  98%

      Directors:
           Lorie Martinsen
           Richard M. Frank
           Michael H. Magusiak

      Officers:
           Lorie Martinsen                 President
           Alice Winters                   Secretary, Treasurer




Hospitality Distribution Incorporated

      State of Incorporation:   Texas

      Shares/Equity Owned by Company:  0%

      Directors:
           Michael H. Magusiak
           Richard M. Frank
           Lorie Martinsen

      Officers:
           Richard M. Frank                President
           Lorie Martinsen                 Secretary
           Michael H. Magusiak             Vice President, Treasurer
           Odom Sherman, Jr.               Assistant Treasurer


Chuck E. Cheese of Silver Springs, Inc.

      State of Incorporation:   Maryland

      Shares/Equity Owned by Company:  0%

      Directors:
           Richard T. Huston
           Alice Winters
           Susan Velasquez

      Officers:
           Richard T. Huston               President
           Alice Winters                   Secretary, Treasurer
           Susan Velasquez                 Vice President


ShowBiz of La Crosse, Inc.

      State of Incorporation:   Wisconsin

      Shares/Equity Owned by Company:  100%

      Directors:
           Richard M. Frank

      Officers:
           Richard M. Frank                President
           Alice Winters                   Vice President, Secretary
           Michael H. Magusiak             Treasurer






 ShowBiz of Ashwaubenon, Inc.

      State of Incorporation:   Wisconsin

      Shares/Equity Owned by Company:  100%

      Directors:
           Richard M. Frank

      Officers:
           Richard M. Frank                President
           Alice Winters                   Vice President, Secretary
           Michael H. Magusiak             Treasurer


SB Hospitality Corporation

      State of Incorporation:   Texas

      Shares/Equity Owned by  Company:      49 %

      Directors:
           Richard T. Huston
           Alice Winters
           Odom Sherman, Jr.

      Officers:
           Richard T. Huston               President
           Alice Winters                   Secretary, Vice President
           Odom Sherman, Jr.               Treasurer


ShowBiz of Arkansas, Inc.

      State of Incorporation:   Arkansas

      Shares/Equity Owned by Company:  50%

      Directors:
           Richard M. Frank

      Officers:
           Richard M. Frank                President
           Alice Winters                   Vice President, Secretary
           Michael H. Magusiak             Treasurer
           Odom Sherman                    Assistant Treasurer



                            Affiliates

International Association of ShowBiz Pizza Time Restaurants, Inc.

      State of Incorporation:   Texas

      Shares/Equity Owned by Company:  Non-Profit

      Directors:
           Jim Rudolph
           R.C. Schmidt
           Bryon Schlosser
           Michael H. Magusiak
           Michael A. Hilton
           Ronald Hake

      Officers:
           Michael A. Hilton               President
           Michael Magusiak                Secretary, Treasurer
           R.C. Schmidt                    Vice President


B - SB Joint Venture Agreement

      An Oklahoma joint venture including Harold W. Burlingame,
      Barbara Jean Burlingame and ShowBiz Pizza Time, Inc.

      Shares/Equity Owned by Company:  50%


MCBIZ/SHOWBIZ Joint Venture Agreement

      A Kansas joint venture including MCBIZ Limited Partnership, a Kansas limited partnership and ShowBiz Pizza Time, Inc.

      Shares/Equity Owned by Company:  51%


Mid-South Joint Venture Agreement

      A South Carolina joint venture including Mid-South Food
      Management, Inc., a South Carolina corporation and ShowBiz
      Pizza Time, Inc.

      Shares/Equity Owned by Company:      30%.



ShowBiz White Settlement Club, Inc.

      State of Incorporation:   Texas

      Shares/Equity Owned by Company:  Non-Profit

      Directors:
           Richard T. Huston
           Alice M. Winters
           John E. Artope

      Officers:
           Richard T. Huston               President
           Alice Winters                   Secretary, Treasurer
           John E. Artope                  Vice President


ShowBiz Richardson Club, Inc.

      State of Incorporation:   Texas

      Shares/Equity Owned by Company:  Non-Profit

      Directors:
           Richard T. Huston
           Alice M. Winters
           John E. Artope

      Officers:
           Richard T. Huston               President
           Alice Winters                   Secretary, Treasurer
           John E. Artope                  Vice President


ShowBiz Redbird Club, Inc.

      State of Incorporation:   Texas

      Shares/Equity Owned by Company:  Non-Profit

      Directors:
           Richard T. Huston
           Alice M. Winters
           John E. Artope

      Officers:
           Richard T. Huston               President
           Alice Winters                   Secretary, Treasurer
           John E. Artope                  Vice President




ShowBiz Montfort Club, Inc.

      State of Incorporation:   Texas

      Shares/Equity Owned by Company:  Non-Profit

      Directors:
           Richard T. Huston
           Alice M. Winters
           John E. Artope

      Officers:
           Richard T. Huston               President
           Alice Winters                   Secretary, Treasurer
           John E. Artope                  Vice President


2500 South Coulter Street Club

      State of Incorporation:   Texas

      Shares/Equity Owned by Company:  Non-Profit

      Directors:
           Richard T. Huston
           Alice M. Winters
           John E. Artope


      Officers:
           Richard T. Huston               President
           Alice Winters                   Secretary, Treasurer
           John E. Artope                  Vice President


2402 South Stemmons Freeway Club

      State of Incorporation:   Texas

      Shares/Equity Owned by Company:  Non-Profit

      Directors:
           Richard T. Huston
           Alice M. Winters
           John E. Artope

      Officers:
           Richard T. Huston               President
           Alice Winters                   Secretary, Treasurer




                                               SCHEDULE 5.5


                        Financial Statements


10K   Annual Report for Fiscal year ended December 28, 1990.

10K   Annual Report for Fiscal year ended December 27, 1991.

10K   Annual Report for Fiscal year ended January 1, 1993.

10K   Annual Report for Fiscal year ended December 31, 1993.

10K   Annual Report for Fiscal year ended December 30, 1994.

10Q   Quarterly Report for quarterly period ended March 31, 1995.


                                             SCHEDULE 5.8


                            Litigation


None.




                                               SCHEDULE 5.11

                            Licenses, Etc.


CHICO CHEESES PIZZA, Brazilian Trademark, Registration No.
817043209 in Class 28.10 ("games, toys and pastimes")

CHICO CHEESES PIZZA, Brazilian Trademark, Registration No.
817043217 in Class 32.10 ("doughs, pastries in general")




                                             SCHEDULE 5.15


                      Existing Indebtedness


Liens on personal property securing Standby Letters of Credit Nos. 50060624 and 50072426 issued by the Bank of Boston in the respective face amounts of $58,600 and $1,500,000.

$29,200,000 owed to the Bank of Boston as of March 31, 1995, excluding the Letters of Credit, paid off from the proceeds under the Note Purchase Agreement.

Other existing indebtedness on the date of closing which would be permitted under Section 10.1 (a) of the Note Purchase Agreement, consisting of capital lease obligations totaling $1,193,915 and other indebtedness that does not exceed in the aggregate $500,000.

The Company has guaranteed certain obligations related to restaurant building and equipment leases. The underlying assets are collateral for the leases and the makers or assignees of all of the obligations are required to perform thereunder before the Company is required to fulfill its guarantee. In the event of default by the maker or assignee, the Company, in almost all cases, may make payment under the guarantees in accordance with the original payment schedule and has the right to locate potential buyers or subtenants for the assets. As of March 31, 1995, such guarantees aggregated approximately $989,000.

The Company has a limited recourse guaranty of Monterey Acquisition Corp.'s obligation to repay a $4,700,000 term loan to Greyhound Financial Corporation. This guaranty is limited in recourse to the Company's pledge of its interest in 143,250 shares of common stock of Monterey Acquisition Corp. valued at $437,500 in the aggregate.